EXHIBIT 99.1


News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                      Contact:
                                                      Robert B. Lewis
                                                      (203) 406-3160


                   SILGAN HOLDINGS DECLARES QUARTERLY DIVIDEND


STAMFORD, CT, May 8, 2007 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that its Board of Directors has declared a quarterly cash dividend on its common stock. The Board of Directors approved a $0.16 per share quarterly cash dividend, payable on June 15, 2007 to the holders of record of common stock of the Company on June 1, 2007.

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Silgan Holdings is a leading  manufacturer of consumer goods packaging  products with annual net sales of approximately $2.7 billion in 2006. Silgan operates 69 manufacturing facilities in North and South America, Europe and Asia. In North America, the Company is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products. In addition, Silgan is a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.


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